UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2019

Rowan Companies plc
(Exact name of registrant as specified in its charter)

England and Wales	1-5491	98-1023315
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5450, Houston, Texas 77056
(Address of principal executive office) (Zip Code)
Registrant’s telephone number, including area code: (713) 621-7800

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

The information set forth in Item 8.01 is incorporated herein by reference.

On March 27, 2019, Rowan Companies plc, a public limited company organized under the laws of England and Wales (the “Company” or “Rowan”) issued a press release in connection with the KSA Clearance (as defined below). A copy of the press release is hereby incorporated by reference and attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Rowan is filing this Current Report on Form 8-K to provide an update regarding the transaction to effect a “merger-of-equals” with Ensco plc, a public limited company organized under the laws of England and Wales (the “Transaction”). On March 27, 2019, the Company received written clearance from the General Authority for Competition in the Kingdom of Saudi Arabia (the “KSA Clearance”). Receipt of the KSA Clearance satisfies the final regulatory condition to the closing of the Transaction, which remains subject to other customary closing conditions, including the High Court of Justice’s sanctioning of the scheme of arrangement.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Rowan Companies plc, dated March 27, 2019.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2019	ROWAN COMPANIES PLC

	By:	/s/ Mark F. Mai
Mark F. Mai Executive Vice President, General Counse & Secretary